                                                                    EXHIBIT 21.1

                      LIST OF SUBSIDIARIES OF THE COMPANY

   Entity Name                                   State of Incorporation
   -----------                                   ----------------------
   HEARST-ARGYLE STATIONS, INC.                        NEVADA
   WAPT HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KITV HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KHBS HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KMBC HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WBAL HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WCVB HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WISN HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WTAE HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KCRA HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   OHIO/OKLAHOMA HEARST-ARGYLE TELEVISION, INC.        NEVADA
   JACKSON HEARST-ARGYLE TELEVISION, INC.              DELAWARE
   ARKANSAS HEARST-ARGYLE TELEVISION, INC.             DELAWARE
   HEARST-ARGYLE SPORTS, INC.                          DELAWARE
   HEARST-ARGYLE PROPERTIES, INC.                      DELAWARE
   HEARST-ARGYLE INVESTMENTS, INC.                     DELAWARE
   KQCA HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   DES MOINES HEARST-ARGYLE TELEVISION, INC.           DELAWARE
   ORLANDO HEARST-ARGYLE TELEVISION, INC.              DELAWARE
   NEW ORLEANS HEARST-ARGYLE TELEVISION, INC.          DELAWARE
   WYFF HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WXII HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KOAT HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WLKY HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   KETV HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA
   WGAL HEARST-ARGYLE TELEVISION, INC.                 CALIFORNIA

                                       1